Exhibit 16.1

Raich Ende Malter & Co. LLP
330 Fifth Avenue
Suite 1300
New York, New York 10001
Tel: (212) 686-2224
Fax: (212) 481-3274

April 4, 2008

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Hillstream Pharma Inc.

Ladies and Gentlemen:

We have read the statements made by Hillstream Pharma Inc. in Item 4.01(a)(1)(i), (ii) and (iv) of the accompanying Current Report on Form 8-K (Commission file number 0-51835), which is being filed with the U.S. Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ Raich Ende Malter & Co. LLP

Raich Ende Malter & Co. LLP
Certified Public Accountant